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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT



                  We consent to the incorporation by reference herein to this Form S-1 of Medscape, Inc. filed pursuant to Rule 462(b) of our report dated February 12, 1999 (May 17, 1999 as to Note 13 and July 22, 1999 as to Note 14) relating to the consolidated financials statements of Medscape, Inc. and of our report dated April 9, 1999 relating to the financial statements of Healthcare Communications Group, LLC included in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-77665) and related Prospectus of Medscape, Inc., which is part of this Registration Statement.

                  We also consent to the incorporation by reference herein of the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

September 27, 1999